UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2012

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

National Fuel Gas Company’s (the "Company") Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), provides that directors shall typically be elected to a three-year term, that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as may be possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) The Company’s Certificate of Incorporation also provides that elected directors shall hold office until their successors are elected and qualify, subject to prior death, resignation, retirement, disqualification or removal from office.

The Board of Directors currently has ten members. The services of director George L. Mazanec will conclude at the Company’s 2012 annual meeting of stockholders, in accordance with the provisions of the Company’s Corporate Governance Guidelines with respect to director age. After the annual meeting, the Board of Directors will have nine members. To even the number of directors in each class, Philip C. Ackerman notified the Company on January 11, 2012 of his decision to resign from his current term as a director, effective at the start of the Company’s 2012 annual meeting of stockholders. Mr. Ackerman’s current term was scheduled to expire in 2013. The Board of Directors has nominated Mr. Ackerman, along with fellow current directors R. Don Cash and Stephen E. Ewing, to stand for election as directors at the Company’s 2012 annual meeting, for three-year terms to expire in 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

January 17, 2012	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary